EXHIBIT 99

Investor News	NYSE: PEG

For further information, contact:

• Kathleen A. Lally, Vice President – Investor Relations	Phone: 973-430-6565
• Carlotta Chan, Manager - Investor Relations	Phone: 973-430-6596

PSEG ANNOUNCES 2016 FIRST QUARTER RESULTS

$0.93 PER SHARE OF NET INCOME

Operating Earnings of $0.91 Per Share

Company Maintains 2016 Guidance of $2.80 - $3.00 Per Share

(April 29, 2016 – Newark, NJ) Public Service Enterprise Group (PSEG) reported today Net Income for the first quarter of 2016 of $471 million, or $0.93 per share as compared to Net Income of $586 million, or $1.15 per share, in the first quarter of 2015. Operating Earnings for the first quarter of 2016 were $463 million, or $0.91 per share, compared to Operating Earnings for the first quarter of 2015 of $529 million, or $1.04 per share.

“We delivered solid operations this quarter executing on our five-year $16 billion capital program,” said Ralph Izzo, chairman, president and chief executive officer. “We experienced extremes in weather conditions in the first quarter of 2016 compared to the first quarter of 2015 which hurt demand and margins. However, continued growth in investment and strong operations helped us withstand these short-term challenges as we focus on growing a reliable, efficient, clean energy infrastructure platform capable of meeting customer requirements.”

PSEG believes that the non-GAAP financial measure of “Operating Earnings” provides a consistent and comparable measure of performance of its businesses to help shareholders understand performance trends. Operating Earnings exclude gains/(losses) associated with Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting as well as other material one-time items. The table below provides a reconciliation of PSEG’s Net Income to Operating Earnings (a non-GAAP measure) for the first quarter. See Attachment 10 for a complete list of items excluded from Net Income in the determination of Operating Earnings.

PSEG CONSOLIDATED EARNINGS (unaudited)

First Quarter Comparative Results

2016 and 2015

	Income		Diluted Earnings
	($ millions)		Per Share
	2016	2015	2016	2015
Operating Earnings	$463	$529	$0.91	$1.04
Reconciling Items	8	57	0.02	0.11

Net Income	$471	$586	$0.93	$1.15

		Avg. Shares	508M	508M

Ralph Izzo went on to say, “We are maintaining operating earnings guidance for the full year of $2.80 - $3.00 per share. Our guidance assumes normal weather for the remainder of the year. As we move forward, the weather and market conditions, especially during the third quarter, will be important for both PSEG Power and PSE&G. Current market conditions and the absence of a winter require that we maintain our relentless focus on identifying efficiencies and maintaining strong operating performance.”

The following table outlines expectations for operating earnings in 2016 by subsidiary:

2016 Operating Earnings Guidance

($ millions, except EPS)

2016 Estimate
PSE&G	$875 - $925
PSEG Power	$490 - $540
PSEG Enterprise/Other	$60 - $60

Operating Earnings	$1,425 - $1,525
Earnings Per Share	$2.80 - $3.00

Operating Earnings Review by Subsidiary

See Attachment 5 for detail regarding the quarter-over-quarter reconciliations for each of PSEG’s businesses.

PSE&G

PSE&G reported operating earnings of $262 million ($0.52 per share) for the first quarter of 2016 compared with operating earnings of $242 million ($0.47 per share) for the first quarter of 2015.

PSE&G’s first quarter results reflect the impact of revenue growth associated with an expansion of its capital investment program which more than offset the effect of unfavorable weather comparisons on electric and gas demand.

Returns from PSE&G’s expanded investment in transmission added $0.04 per share to earnings in the quarter. First quarter also benefited from recovery on PSE&G’s investment in distribution under the Energy Strong program which improved quarter-over-quarter earnings comparisons by $0.01 per share.

Weather was warmer than normal during the first quarter of 2016 and significantly warmer than conditions experienced last year. The negative impact of the extreme differences in weather on gas demand and revenue quarter-over-quarter was largely offset by the gas weather-normalization clause. A decline in electric sales and revenue as a result of the extreme differences in weather reduced quarter-over-quarter earnings comparisons by $0.02 per share. An increase in O&M expense due to the absence of insurance recovery of storm costs received in the year-ago quarter was more than offset by lower taxes which together added $0.02 per share to quarter-over-quarter earnings.

Economic indicators continue to improve. Employment in New Jersey has increased for 28 consecutive months as the housing market has also experienced an improvement. However, weather-normalized electric sales are estimated to have declined 1.8% in the first quarter. Weather-normalized electric sales for the trailing twelve month period were flat for the period ended March 2016. In terms of weather-normalized gas demand, a 0.3% decline in sales for the first quarter was led by a 1.5% decline in heating demand from the residential sector, influenced by the large weather adjustment quarter over quarter. On a trailing 12 month basis, gas sales increased by 1.8%.

PSE&G’s capital program remains on schedule. PSE&G invested approximately $725 million in the first quarter as part of its planned capital investment for 2016 of $3.0 billion in upgrades to the electric and gas distribution and transmission system.

The forecast of PSE&G’s operating earnings for 2016 remains unchanged at $875 - $925 million.

PSEG Power

PSEG Power reported operating earnings of $184 million ($0.36 per share) for the first quarter of 2016 and adjusted EBITDA of $416 million compared with operating earnings of $278 million ($0.55 per share) for the first quarter of 2015 and adjusted EBITDA of $626 million. Net Income for the first quarter of 2016 was $192 million versus $335 million for the first quarter of 2015.

PSEG believes that the non-GAAP financial measure of “Adjusted EBITDA” is useful in evaluating Power’s operating performance because it provides investors with additional information to compare our business performance to other companies and understand performance trends.

Adjusted EBITDA excludes the same items as our Operating Earnings measure as well as income tax expense, interest expense, depreciation and amortization and major maintenance expense at Power’s fossil generation facilities. See Attachment 10 for a complete list of items excluded from Net Income in the determination of Adjusted EBITDA.

PSEG Power’s first quarter results were impacted by extremely mild weather conditions in comparison to the year-ago period. Significantly lower weather-related demand hurt sales comparisons and wholesale market prices for energy during the first quarter. Power’s results, in addition, reflect the impact of the known decline in capacity revenues and average prices on energy hedges. The decline in revenue was greater than a decline in quarter-over-quarter operating expenses.

A decline in capacity revenue associated with the retirement of peaking capacity in June 2015 reduced quarter-over-quarter earnings by $0.04 per share. A decline in output due to milder weather coupled with lower average prices on energy hedges reduced quarter-over-quarter earnings by $0.09 per share. A weather-related decline in total gas send-out to commercial and industrial customers and lower prices in the marketplace and a lack of volatility combined to reduce quarter-over-quarter earnings on gas sales by $0.12 per share. Lower O&M expense improved quarter-over-quarter earnings by $0.05 per share and a reduction in interest expense added $0.01 per share to earnings.

Output from Power’s fleet declined 9% in the quarter as a result of reduced demand and lower wholesale market energy prices. Output from the coal fleet during the first quarter declined to 1 TWh from 2.5 TWh in the year-ago quarter. Output from the combined cycle fleet declined 0.2 TWh to 3.7 TWh. The nuclear fleet, however, experienced an improvement in output of 0.6 TWh to 8.4 TWh operating at an average capacity factor of 99.7% in the quarter. The nuclear fleet’s performance benefited from an improvement in availability at Salem as well as an increase in capacity at Peach Bottom associated with completion of the extended power uprate work.

Power is reducing its forecast of output for 2016 to 52 – 54 TWh from its prior forecast of 54 – 56 TWh. The revised range incorporates the impact on output of the abnormally warm weather in the first quarter. The range also incorporates an anticipated extension of the Salem 1 refueling outage, which began on April 14, to inspect, repair and replace damaged baffle bolts within the reactor vessel, subject to the results of an ongoing inspection. Approximately 70% - 75% of anticipated production for the April – December period of 40 TWh is hedged at an average price of $49 per MWh. For 2017, Power has hedged 50% - 55% of its forecast generation of 54 – 56 TWh at an average price of $49 per MWh. For 2018, approximately 20% - 25% of forecast generation of 59 – 61 TWh is hedged at an average price of $49 per MWh. The hedge data for 2016 continues to assume BGS hedges represent 11 – 12 TWh.

Power’s operating earnings for 2016 are forecast at $490 - $540 million. The forecast of operating earnings and adjusted EBITDA for the full year of $1,320 million - $1,400 million remains unchanged.

PSEG Enterprise/Other

PSEG Enterprise/Other reported operating earnings of $17 million ($0.03 per share) for the first quarter of 2016 compared with operating earnings of $9 million ($0.02 per share) for the first quarter of 2015. The increase in operating earnings quarter-over-quarter reflects contractual payments associated with the operation of PSEG Long Island and certain tax items at PSEG Energy Holdings.

The forecast of PSEG Enterprise/Other full year operating earnings for 2016 remains unchanged at $60 million.

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Forward Looking Statement

Certain of the matters discussed in this report about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the United States Securities and Exchange Commission (SEC) including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K and available on our website: http://www.pseg.com. These factors include, but are not limited to:

•	adverse changes in the demand for or ongoing low pricing of the capacity and energy that we sell into wholesale electricity markets,

•	adverse changes in energy industry law, policies and regulations, including market structures and transmission planning,

•	any inability of our transmission and distribution businesses to obtain adequate and timely rate relief and regulatory approvals from federal and state regulators, including prudency reviews and disallowances,

•	any deterioration in our credit quality or the credit quality of our counterparties,

•	changes in federal and state environmental regulations and enforcement that could increase our costs or limit our operations,

•	adverse outcomes of any legal, regulatory or other proceeding, settlement, investigation or claim applicable to us and/or the energy industry,

•	changes in nuclear regulation and/or general developments in the nuclear power industry, including various impacts from any accidents or incidents experienced at our facilities or by others in the industry, that could limit operations or increase the cost of our nuclear generating units,

•	actions or activities at one of our nuclear units located on a multi-unit site that might adversely affect our ability to continue to operate that unit or other units located at the same site,

•	any inability to manage our energy obligations, available supply and risks,

•	delays or unforeseen cost escalations in our construction and development activities, or the inability to recover the carrying amount of our assets,

•	availability of capital and credit at commercially reasonable terms and conditions and our ability to meet cash needs,

•	increases in competition in energy supply markets as well as for transmission projects,

•	changes in technology, such as distributed generation and micro grids, and greater reliance on these technologies,

•	changes in customer behaviors, including increases in energy efficiency, net-metering and demand response,

•	adverse performance of our decommissioning and defined benefit plan trust fund investments and changes in funding requirements,

•	any equipment failures, accidents, severe weather events or other incidents that impact our ability to provide safe and reliable service to our customers, and any inability to obtain sufficient insurance coverage or recover proceeds of insurance with respect to such events,

•	acts of terrorism, cybersecurity attacks or intrusions that could adversely impact our businesses,

•	delays in receipt of necessary permits and approvals for our construction and development activities,

•	any inability to achieve, or continue to sustain, our expected levels of operating performance,

•	changes in the cost of, or interruption in the supply of, fuel and other commodities necessary to the operation of our generating units,

•	an extended economic recession,

•	an inability to realize anticipated tax benefits or retain tax credits,

•	challenges associated with recruitment and/or retention of a qualified workforce, and

•	changes in the credit quality and the ability of lessees to meet their obligations under our domestic leveraged leases.

All of the forward-looking statements made in this report are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business prospects, financial condition or results of operations. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this report apply only as of the date of this report. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if internal estimates change, unless otherwise required by applicable securities laws.

The forward-looking statements contained in this report are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Attachment 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Operating Earnings and Per Share Results by Subsidiary

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Earnings Results ($ Millions)
PSE&G	$262	$242
PSEG Power	184	278
PSEG Enterprise/Other	17	9

Operating Earnings	$463	$529

Reconciling Items(a)	8	57

Net Income	$471	$586

Fully Diluted Average Shares Outstanding (in Millions)	508	508

Per Share Results (Diluted)
PSE&G	$0.52	$0.47
PSEG Power	0.36	0.55
PSEG Enterprise/Other	0.03	0.02

Operating Earnings	$0.91	$1.04

Reconciling Items(a)	0.02	0.11

Net Income	$0.93	$1.15

(a)	See Attachment 10 for details of items excluded from Net Income to compute Operating Earnings.

Attachment 2

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ Millions)

	Three Months Ended March 31, 2016
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$2,616	$(409)	$1,712	$1,313

OPERATING EXPENSES
Energy Costs	836	(531)	729	638
Operation and Maintenance	729	94	382	253
Depreciation and Amortization	224	6	139	79

Total Operating Expenses	1,789	(431)	1,250	970

OPERATING INCOME	827	22	462	343

Income from Equity Method Investments	2	—	—	2
Other Income and (Deductions)	27	—	19	8
Other-Than-Temporary Impairments	(10)	—	—	(10)
Interest Expense	(92)	(2)	(68)	(22)

INCOME BEFORE INCOME TAXES	754	20	413	321

Income Tax Benefit (Expense)	(283)	(3)	(151)	(129)

NET INCOME	$471	$17	$262	$192

OPERATING EARNINGS	$463	$17	$262	$184
Reconciling Items Excluded from Net Income (b)	8	—	—	8

NET INCOME	$471	$17	$262	$192

	Three Months Ended March 31, 2015
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$3,135	$(592)	$2,002	$1,725

OPERATING EXPENSES
Energy Costs	1,094	(691)	892	893
Operation and Maintenance	663	79	412	172
Depreciation and Amortization	330	7	247	76

Total Operating Expenses	2,087	(605)	1,551	1,141

OPERATING INCOME	1,048	13	451	584

Income from Equity Method Investments	3	—	—	3
Other Income and (Deductions)	36	1	17	18
Other-Than-Temporary Impairments	(5)	—	—	(5)
Interest Expense	(98)	2	(69)	(31)

INCOME BEFORE INCOME TAXES	984	16	399	569

Income Tax Benefit (Expense)	(398)	(7)	(157)	(234)

NET INCOME	$586	$9	$242	$335

OPERATING EARNINGS	$529	$9	$242	$278
Reconciling Items Excluded from Net Income (b)	57	—	—	57

NET INCOME	$586	$9	$242	$335

(a)	Includes activities at Energy Holdings, PSEG Long Island and the Parent as well as intercompany eliminations.
(b)	See Attachment 10 for details of items excluded from Net Income to compute Operating Earnings.

Attachment 3

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Capitalization Schedule

(Unaudited, $ Millions)

	March 31, 2016	December 31, 2015
DEBT
Long-Term Debt*	$10,231	$9,561
Project Level, Non-Recourse Debt	7	7

Total Debt	10,238	9,568

STOCKHOLDERS’ EQUITY
Common Stock	4,908	4,915
Treasury Stock	(702)	(671)
Retained Earnings	9,381	9,117
Accumulated Other Comprehensive Loss	(269)	(295)

Total Common Stockholders’ Equity	13,318	13,066
Noncontrolling Interests - Equity Investments	1	1

Total Equity	13,319	13,067

Total Capitalization	$23,557	$22,635

*	Includes current portion of Long-Term Debt

Attachment 4

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, $ Millions)

	Three Months Ended March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$471	$586
Adjustments to Reconcile Net Income to Net Cash Flows From Operating Activities	743	1,093

NET CASH PROVIDED BY OPERATING ACTIVITIES	1,214	1,679

NET CASH USED IN INVESTING ACTIVITIES	(1,081)	(779)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	65	(294)

Net Change in Cash and Cash Equivalents	198	606

Cash and Cash Equivalents at Beginning of Period	394	402

Cash and Cash Equivalents at End of Period	$592	$1,008

Attachment 5

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Quarter-over-Quarter EPS Reconciliation

March 31, 2016 vs. March 31, 2015

(Unaudited)

Attachment 6

PUBLIC SERVICE ELECTRIC & GAS COMPANY

Retail Sales and Revenues

(Unaudited)

March 31, 2016

Electric Sales and Revenues

	Three Months	Change vs.
	Ended	2015
Sales (Millions kWh)
Residential	3,001	-10.4%
Commercial & Industrial	6,636	-4.3%
Street Lighting	92	-3.8%
Interdepartmental	3	-9.3%

Total	9,732	-6.3%

Revenue ($ Millions)
Residential	$454	-11.9%
Commercial & Industrial	357	-23.5%
Street Lighting	17	-7.4%
Other Operating Revenues*	166	5.6%

Total	$994	-14.2%

	Three Months	Change vs.
	Ended	2015
Weather Data
THI Hours - Actual	69	0.0%
THI Hours - Normal	29

*	Primarily sales of Non-Utility Generator energy to PJM and Transmission related revenues.

Attachment 7

PUBLIC SERVICE ELECTRIC & GAS COMPANY

Retail Sales and Revenues

(Unaudited)

March 31, 2016

Gas Sold and Transported

	Three Months	Change vs.
	Ended	2015
Sales (Millions therms)*
Firm Sales
Residential Sales	655	-25.2%
Commercial & Industrial	426	-21.4%

Total Firm Sales	1,081	-23.7%

Non-Firm Sales
Commercial & Industrial	414	-8.4%

Total Non-Firm Sales	414

Total Sales	1,495	-20.0%

Revenue ($ Millions)
Residential Sales - Firm	$123	-5.8%
Commercial & Industrial - Firm Sales	86	-44.7%
Non-Firm Sales	9	-29.6%
Other Operating Revenues**	43	-1.2%

Total	$261	-23.8%

Gas Transported	$457	-9.0%

	Three Months	Change vs.
	Ended	2015
Weather Data
Degree Days - Actual	2,282	-27.3%
Degree Days - Normal	2,531

*	CSG rate included in non-firm sales
**	Primarily Appliance Service.

Attachment 8

PSEG POWER LLC

Generation Measures*

(Unaudited)

	GWhr Breakdown

	Three Months Ended March 31,
	2016	2015
Nuclear - NJ	5,531	5,339
Nuclear - PA	2,888	2,493

Total Nuclear	8,419	7,832

Fossil - Coal/Natural Gas - NJ**	(19)	423
Fossil - Coal - PA	991	1,516
Fossil - Coal - CT	56	590

Total Coal	1,028	2,529

Fossil - Oil & Natural Gas - NJ	2,695	3,482
Fossil - Oil & Natural Gas - NY	1,063	603
Fossil - Oil & Natural Gas - CT	(4)	92

Total Oil & Natural Gas	3,754	4,177

	13,201	14,538

	% Generation by Fuel Type

	Three Months Ended March 31,
	2016	2015
Nuclear - NJ	42%	37%
Nuclear - PA	22%	17%

Total Nuclear	64%	54%

Fossil - Coal/Natural Gas - NJ**	0%	3%
Fossil - Coal - PA	8%	10%
Fossil - Coal - CT	0%	4%

Total Coal	8%	17%

Fossil - Oil & Natural Gas - NJ	20%	24%
Fossil - Oil & Natural Gas - NY	8%	4%
Fossil - Oil & Natural Gas - CT	0%	1%

Total Oil & Natural Gas	28%	29%

	100%	100%

*	Excludes Solar and Kalaeloa
**	Includes Pumped Storage. Pumped Storage accounted for <1% of total generation for the three months ended March 31, 2016 and 2015. Generation includes natural gas fuel switching intervals.

Attachment 9

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Statistical Measures

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Weighted Average Common Shares Outstanding (Millions)
Basic	505	506
Diluted	508	508
Stock Price at End of Period	$47.14	$41.92
Dividends Paid per Share of Common Stock	$0.41	$0.39
Dividend Payout Ratio*	59.0%	55.9%
Dividend Yield	3.5%	3.7%
Price/Earnings Ratio*	17.0	15.0
Rate of Return on Average Common Equity*	10.9%	11.7%
Book Value per Common Share	$26.38	$24.83
Market Price as a Percent of Book Value	179%	169%
Total Shareholder Return	21.6%	2.2%

*	Calculation based on Operating Earnings for the 12 month period ended.

Attachment 10

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidated Operating Earnings Reconciliation

	Three Months Ended March 31,		Year-Ended December 31,
Reconciling Items, net of tax	2016	2015	2015	2014
	($ Millions, Unaudited)
Operating Earnings	$463	$529	$1,476	$1,400
Gain (Loss) on Nuclear Decommissioning Trust (NDT) Fund Related Activity (PSEG Power)	(5)	2	8	68
Gain (Loss) on Mark-to-Market (MTM)(a) (PSEG Power)	13	(20)	93	66
Storm O&M, net of insurance recoveries (PSEG Power)	—	75	102	(16)

Net Income	$471	$586	$1,679	$1,518

Fully Diluted Average Shares Outstanding (in Millions)	508	508	508	508

	($ Per Share Impact - Diluted, Unaudited)
Operating Earnings	$0.91	$1.04	$2.91	$2.76
Gain (Loss) on NDT Fund Related Activity (PSEG Power)	(0.01)	—	0.01	0.13
Gain (Loss) on MTM(a) (PSEG Power)	0.03	(0.04)	0.18	0.13
Storm O&M, net of insurance recoveries (PSEG Power)	—	0.15	0.20	(0.03)

Net Income	$0.93	$1.15	$3.30	$2.99

(a)	Includes the financial impact from positions with forward delivery months.

PSEG Power Adjusted EBITDA Reconciliation

	Three Months Ended March 31,		Year-Ended December 31,
Reconciling Items	2016	2015	2015	2014
	($ Millions, Unaudited)
Adjusted EBITDA	$416	$626	$1,563	$1,584
Fossil Major Maintenance, pre-tax	(7)	(49)	(128)	(144)
Depreciation and Amortization, pre-tax (b)	(80)	(77)	(301)	(291)
Interest Expense, pre-tax (b)(c)	(22)	(31)	(120)	(120)
Income Taxes (b)	(123)	(191)	(361)	(387)

Operating Earnings	$184	$278	$653	$642
Gain (Loss) on NDT Fund Related Activity, pre-tax	(8)	7	24	138
Gain (Loss) on MTM, pre-tax (a)	22	(34)	157	111
Storm O&M, net of insurance recoveries, pre-tax	—	127	172	(27)
Income Taxes related to Operating Earnings reconciling items	(6)	(43)	(150)	(104)

Net Income	$192	$335	$856	$760

(a)	Includes the financial impact from positions with forward delivery months.
(b)	Excludes amounts related to Operating Earnings reconciling items.
(c)	Net of capitalized interest.